Exhibit 25(2)(n) under Form N-2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 23, 2024, with respect to the financial statements of Federated Hermes Project and Trade Finance Tender Fund, as of March 31, 2024, incorporated herein by reference and to the references to our firm under the headings “Financial Information” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
November 21, 2024